UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   May 31, 2010

BUSINESS MARKETING SERVICES, INC.
(Exact Name of Registrant As Specified In Charter)

DELAWARE	333-152017	80-0154787
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1 Broadway, 10th Floor
Cambridge, MA 02142
(Address of Principal Executive Offices)

(617) 806-6869
  (Issuer Telephone Number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On May 31, 2010, the Company exercised its option to repay a Note issued pursuant to the below-described transaction by issuing an aggregate of 300,000 shares of restricted stock to Emil Koutanov (100,000), Guy Havenstein (100,000),  and Tony Fle-Danijelovich (100,000).

On March 12, 2010 (the “Closing Date”), Business Marketing Services, Inc., a Delaware corporation (the “Company”), acquired source code and other software assets of gTrade, a company organized under the laws of Australia (“gTrade”) from the Emil Koutanov, Guy Havenstein,  and Tony Fle-Danijelovich (the “Sellers”) pursuant to the Asset Transfer Agreement (the “Asset Transfer Agreement”) between the Company and the Sellers.  On the Closing Date, pursuant to the terms of the Asset Transfer Agreement, the Company delivered a promissory note in the principal amount of $300,000 (the “Note”), with a maturity date of May 31, 2010.  The Note must be paid, at the Company’s option, in cash or by delivery of the number of shares of Company’s common stock based on the daily average closing price of the Company’s common stock from the Closing Date until the date of issuance of the stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS MARKETING SERVICES, INC.

By:	/s/ Hans Pandeya
HANS PANDEYA President

 Dated: June 1, 2010